EXHIBIT 99.1

Company Contacts:

Michael Anthofer

EVP and CFO

408-321-6711

Moriah Shilton

Investor Relations

408-321-6713

Tessera Announces Executive Changes

SAN JOSE, Calif. – April. 3, 2009 – Tessera Technologies, Inc. (Nasdaq: TSRA) today announced two key executive transitions, effective immediately.

Bruce McWilliams, chief strategy officer, will leave his day-to-day role to pursue other opportunities, but will continue to serve as chairman of the Tessera board of directors. His responsibilities for developing company strategy will be assumed by John Keating, senior vice president of corporate development.

“I very much enjoyed the opportunity at Tessera the last ten years as its CEO and then CSO, and am proud of the company’s progress during that time,” said McWilliams. “I am bullish about the company’s future under Hank’s leadership moving forward.”

“Bruce has made many significant contributions to Tessera over the past 10 years, including the development of the innovative business model which enabled the proliferation of our packaging technology throughout the semiconductor industry,” said Henry R. "Hank" Nothhaft, president and chief executive officer, Tessera. “We are pleased that he will continue to have a significant role at Tessera as chairman of the board of directors.”

Scot Griffin, executive vice president of Tessera’s Micro-electronics business, will leave the company to pursue other business opportunities. Leadership of the Micro-electronics business will be assumed by Craig Mitchell, senior vice president of Interconnect, Components and Materials; and by Brian Marcucci, senior vice president of Business Development & Licensing. Responsibility for litigation and other IP protection activity related to the Micro-electronics business has been assumed by Bernard J. “Barney” Cassidy, general counsel and senior vice president, who joined Tessera in November of 2008. Griffin will continue as a consultant to the company regarding IP strategy for a period of three months.

“Scot has played a key role during his more than six years with Tessera, most recently as head of our Micro-electronics business and before that as our general counsel,” said Nothhaft. “We thank him for his invaluable contributions to the company and wish him the best in his new endeavors.”

About Tessera

Tessera Technologies, Inc. develops and delivers technologies for wireless, consumer and computing products. The company’s packaging and interconnect solutions enable smaller, higher-functionality electronic devices. Tessera’s imaging and optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement intellectual property. The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies. Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure. The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to Tessera’s future and the future activities of Tessera employees. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008, include more information about factors that could affect the company's financial results.

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Tessera and the Tessera logo are trademarks or registered trademarks of Tessera Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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